SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  February 16, 2007

CORONADO INDUSTRIES, INC.
(Exact name of registrant as specified in Charter)

Nevada	33-33042-NY	22-3161629
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

16857 E. Saguaro Blvd., Fountain Hills, Arizona 85268

(Address of principal executive offices, including zip code)

(480) 837-6810

(Registrant’s telephone number)

Section 5.	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers.

Principal Officers

On February 26, 2007, Mr. Peter Gelb submitted to the Registrant his resignation from all his executive officer positions with the Registrant, including his position as Chief Executive Officer of the Registrant. Mr. Gelb’s resignation as Chief Executive Officer shall become effective on March 1, 2007. Mr. Gelb shall continue as a director of the Registrant and remain the Chairman of the Registrant’s Board of Directors.

On February 26, 2007, the board of directors of the Registrant approved the appointment of Mr. Timothy Brink as Chief Executive Officer of the Registrant. The appointment of Mr. Brink as Chief Executive Officer shall become effective on March 1, 2007.

Timothy Brink has 17 years experience in Petroleum retail operations. Mr. Brink has worked as a successful operational manager for several large companies including Southland Corp., Circle K, and Amerada Hess, Inc. Mr. Brink has also been employed as an Operations Manager by Garb-Ko, a 7-11 franchise chain in Michigan, Indiana, and Ohio. Mr. Brink specializes in developing marketing strategies to promote sales and overall profitability to meet long-term financial goals. While employed at Amerada Hess Mr. Brink was promoted into franchise operations (also called the Branded Retailer program). Mr. Brink aggressively signed up new accounts and outperformed the company’s expectations. The Branded Retailer program helped Amerada Hess establish their desired market share. In 2001, Mr. Brink started his own chain of petroleum retail outlets in Florida. Mr. Brink sold his interest in the company in January of 2005. Since 2005, Mr. Brink has been actively involved in oil trading and consulting.

Prior to 1990, Mr. Brink served 6 years in the United States Air Force. He was an electrical avionics communications and navigation specialist. While serving as a Non-Commission Officer in the United States Air Force, Mr. Brink was a full time student. He attended the Community College of the Air Force, Florida State University, and Troy State University. Mr. Brink received a degree in Avionics System Technology, Electrical Engineering Technology, and a Masters in Business Management.

The Board of Directors of the Registrant currently consists of two members, Mr. Peter Gelb and Mr. Marco Gutierrez. The full Board of Directors of the Registrant consists of five seats. Currently, three seats of the Registrant’s Board of Directors are vacant.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On February 15, 2007, the board of directors of the Registrant unanimously approved the adoption of a proposed Amendment to the Articles of Incorporation of the Registrant (the "Amendment") to i) change the Registrant's name from CORONADO INDUSTRIES, INC. to CONTINENTAL FUELS, INC., and ii) to increase the authorized capital stock of the Registrant from 400,000,000 shares of $.001 par value per share common stock and 50,000,000 shares of $.001 par value per share preferred stock to 900,000,000 shares of $.001 par value per share common stock and 100,000,000 shares of $.001 par value per share preferred stock. The Amendment was approved by the board of directors subject to approval by a majority of the Registrant's stockholders.

On February 16, 2007, the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon approved the Amendment by written consent. Such written consent was obtained from holders of a majority of the Registrant's then outstanding common stock.

On February 16, 2007, the Amendment became effective through the filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State. As a result, on February 16, 2007, the Registrant effected the change of its name from CORONADO INDUSTRIES, INC. to CONTINENTAL FUELS, INC., and the increase of its authorized capital stock from 400,000,000 shares of $.001 par value per share common stock and 50,000,000 shares of $.001 par value per share preferred stock to 900,000,000 shares of $.001 par value per share common stock and 100,000,000 shares of $.001 par value per share preferred stock. A copy of the Amendment is included as Exhibit 3.1 hereto.

There is no requirement that stockholders obtain new or replacement stock certificates. However, each stockholder of record of shares of the Registrant's common stock outstanding immediately prior to the name change may contact the Registrant's Transfer Agent to exchange the certificates representing such stockholder's shares for new certificates reflecting the new name of the Registrant. The Registrant’s Transfer Agent is Integrity Stock Transfer, 3663 E. Sunset Road, Suite 102, Las Vegas, NV 89120.

Section 9.	Financial Statement and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

3.1	Certificate of Amendment to Articles of Incorporation effective February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Coronado Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO INDUSTRIES, INC.

Date: February 26, 2007	By:	/s/ Peter Gelb

Peter Gelb CEO, President, Treasurer

EXHIBIT INDEX

The following Exhibits are filed herewith:

Exhibit	Description

3.1	Certificate of Amendment to Articles of Incorporation effective February 16, 2007.